Exhibit (d)(3)

April ___, 2022

Subscription Documents For

CARLYLE CREDIT SOLUTIONS, INC.

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Prospective investors must complete a Subscription Agreement (the “Subscription Agreement”), the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Confidential Private Placement Memorandum of Carlyle Credit Solutions, Inc., a Maryland Corporation (as amended from time to time). For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the common stock is being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1.           Subscription Agreement:

(a)          The Investor should date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on the signature page to the Subscription Agreement.

(b)          If applicable, each Investor should complete the acknowledgment form substantially in the form of Appendix E (making any changes to reflect the Investor’s circumstances).

2.           Investor Questionnaire:

(a)          In Section A, each Investor should fill in its name, type of entity, address, tax identification or social security number, contact person(s), telephone and facsimile numbers, email address, and the other requested information.

(b)          Each Investor should check the box or boxes in Section B which are next to the category or categories under which the Investor qualifies as an “accredited investor”.

(c)          Each Investor that is an individual should respond to the question in Section C.

(d)          Each Investor that is an entity should provide the information and respond to the questions in Section D.

(e)          Each Investor should respond to the questions in Section E and Section F.

(f)           Print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on the signature page to the Investor Questionnaire.

3.           Customer Identification Program (for investors not investing through a platform): Documentation Requirements (if the documentation may have previously been submitted, please contact the Company to confirm.)

(a)          Formation:

Organized entities, including corporations, partnerships, limited liability companies, and trusts: provide a certificate of formation and formation agreement.

Copy No.:

For the Exclusive Use of:

(b)          Identification:

Investors who are natural persons: provide a current (i.e. non-expired) copy of a government issued photo identification.

Corporations, partnerships, limited liability companies, and trusts: provide a current (i.e. non-expired) copy of a government issued photo identification of natural persons who ultimately, directly or indirectly, benefit from 10% or more of the proceeds of the entity or hold 10% or more of the control rights.

Upon review of the above documents, the Company may require additional documentation in order to satisfy its requirements for Know Your Customer and Anti-Money Laundering.

4.           Tax Forms: Each U.S. Investor is required to fill in and sign and date a Form W-9 and each non-U.S. investor is required to fill in and date the relevant Form(s) W-8 (W-8BEN, W-8BEN E, W-8IMY, W-8ECI or W-8EXP), as applicable, in accordance with the instructions to such Form, and in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addendums as required to claim such exemption or reduction.

5.           Evidence of Authorization: Each Investor must provide valid evidence of authorization, such as a list of authorized agents, and a current copy of a government issued photo identification for the individual(s) authorized to sign the Subscription Documents.

For Corporations:

Generally, Investors that are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

For Partnerships:

Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners.

For Limited Liability Companies:

Limited liability companies must submit a certified copy of the limited liability operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

For Trusts:

Trusts must submit a copy of the trust agreement.

For Employee Benefit Plans:

Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

ii

Copy No.:

For the Exclusive Use of:

6.           Delivery of Subscription Documents:

Two (2) original completed and executed copies of the Subscription Agreement and the Investor Questionnaire, together with the original Form W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, the acknowledgment form and any required evidence of authorization, should be delivered to the Company at the following address:

Overnight (UPS, FedEx, DHL, etc.)	Post Office (USPS) First Class Mailings
State Street Bank and Trust Company ATTN: Carlyle BDC 1 Heritage Drive, MAILSTOP OHD0100 North Quincy, MA 02171	State Street Bank and Trust Company ATTN: Carlyle BDC Box 5493 Boston, MA 02206 MAILSTOP: OHD0100

In addition, please send (i) the completed and executed Subscription Agreement, (ii) the completed and executed Investor Questionnaire, (iii) the completed and executed acknowledgment form, (iv) the completed Form W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, and (v) any required evidence of authorization to State Street by e-mail to SSCTACARLYLE@StateStreet.com and [ ]@StateStreet.com as soon as possible.

Inquiries regarding subscription procedures (including if the Investor Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to direct.lending@Carlyle.com.

7.           Wire Instructions:

[Reserved].

[remainder of page intentionally left blank]

iii

SUBSCRIPTION AGREEMENT

Carlyle Credit Solutions, Inc.

c/o State Street Bank & Trust Company

1 Heritage Drive, Mailstop OHD0100

North Quincy, MA 02171

Ladies and Gentlemen:

1.           Subscription.

(a)          The undersigned (the “Investor”) agrees to purchase the amount of shares of common stock, par value $0.01 per share, (“Shares”) of Carlyle Credit Solutions, Inc. (the “Company,” “we,” “our” or “us”) set forth on the signature page below. The Investor is not subscribing for a capital commitment for Shares (“Capital Commitment”) pursuant to this Subscription Agreement and shall not be deemed to have a Capital Commitment to the Company solely by virtue of this Subscription Agreement. Rather, this Subscription Agreement is being entered into in connection with that certain Amended and Restated Limited Partnership Agreement of the Investor, dated as of April 4, 2022 (as amended, restated, and supplemented from time to time, the “Partnership Agreement”), pursuant to which the Investor has agreed to engage in the Special Tender Offer (as defined in the Partnership Agreement) to purchase Shares. The Investor acknowledges and agrees that this subscription for Shares is irrevocable on the part of the Investor. The Investor has read, acknowledges and is aware of all the terms and provisions of the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time (the “Memorandum”), the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2021 (the “2021 Annual Meeting Proxy Statement”), the Company’s definitive proxy statement on Schedule 14A for the Company’s special meeting of stockholders (the “Special Meeting”), filed with the SEC on November 23, 2021 (including any additional solicitation materials relating to the Special Meeting filed by the Company with the SEC from time to time as of the date hereof, the “Special Meeting Proxy Materials”), the Company’s Articles of Amendment and Restatement attached hereto as Appendix A, as amended from time to time (the “Charter”), the Company’s Bylaws attached hereto as Appendix B, as amended from time to time (the “Bylaws”), the Amended and Restated Investment Advisory Agreement with Carlyle Global Credit Investment Management L.L.C., the Company’s investment adviser (the “Adviser”), attached hereto as Appendix C, as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Company and Carlyle Global Credit Administration L.L.C., the Company’s administrator (the “Administrator”) attached hereto as Appendix D, as amended from time to time (the “Administration Agreement,” and together with the Memorandum, the 2021 Form 10-K, the 2021 Annual Meeting Proxy Statement, the Special Meeting Proxy Materials, the Charter, the Bylaws, the Advisory Agreement and the other documents publicly filed by the Company with the SEC, the “Operative Documents”), together with this Subscription Agreement (the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Memorandum. The Company has and expects to enter into separate subscription agreements relating to one or more private offerings of its common stock, which may occur from time to time in the Company’s discretion (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales. Nothing in this Subscription Agreement shall prohibit the Company from entering into Other Subscription Agreements and performing the Company’s obligations or exercising the Company’s rights under such Other Subscription Agreements, or otherwise issuing any Shares, or conducting any offer or sale of Shares, in the future, in the Company’s discretion.

Copy No.:

For the Exclusive Use of:

(b)          The Investor agrees to purchase from the Company’s stockholders all Shares validly tendered and not validly withdrawn prior to the expiration date of the Special Tender Offer, as defined in the Partnership Agreement, the details and specific terms of which shall be set forth in the Investor’s Offer to Purchase (the “Offer to Purchase”), which will be furnished to the Company’s stockholders and will be annexed to the Investor’s Schedule TO to be filed with the SEC in connection with the Special Tender Offer, up to a maximum aggregate amount of $100,000,000 of Shares, at a purchase price equal to $20.13 per Share, payable in accordance with the terms set forth in the Offer to Purchase and the related letter of transmittal relating to the Special Tender Offer.

2.           Closings.

(a)          [Reserved].

(b)          The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor questionnaire (the “Investor Questionnaire”).

(c)

(i)          [Reserved].

(ii)         For the purposes of this Subscription Agreement:

(A)         “Business Day” has the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(B)         [Reserved].

(C)         [Reserved].

(D)         [Reserved].

(d)          [Reserved].

(e)          In the event that the Investor is permitted by the Company to make a capital commitment to purchase Shares on a date after the date of this Subscription Agreement, such Investor will be required to enter into a separate Subscription Agreement with the Company, it being understood and agreed that such separate Subscription Agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

3.           Capital Drawdowns.

(a)          [Reserved].

(b)          [Reserved].

(c)          [Reserved].

(d)          [Reserved].

Copy No.:

For the Exclusive Use of:

(e)          State Street Bank and Trust Company will act as transfer agent and registrar for the Shares (the “Transfer Agent”), unless and until, either the Company or the Transfer Agent decides to terminate the agreement between the parties.

(f)          The Investor acknowledges that the Company’s investment period (the “Investment Period”) shall be indefinite.

(g)          [Reserved].

(h)          [Reserved].

4.           Pledging.

(a)          [Reserved].

(b)          The Company is hereby authorized to provide to or receive from any lender or other creditors or holders of other obligations or guarantees, including any agent or trustee acting on their behalf, financial information related to the Investor, subject to applicable law.

(c)          [Reserved].

(d)          [Reserved].

5.           Distributions; Returned Capital; and Recycling.

(a)          As described more fully in the Memorandum and the 2021 Form 10-K, subject to the requirements of Section 852(a) of Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the terms of any borrowings or other financings or similar obligations, and as determined by the Board in its discretion, the Company generally intends to distribute to its Investors, out of assets legally available for distribution, (i) pro rata based on the number of Shares held by the Investor, before the end of each taxable year, or in certain cases, during the following taxable year, net proceeds attributable to the repayment or disposition of investments (together with any interest, dividends and other net cash flow in respect of such investments), except to the extent such proceeds from repayment or disposition are retained for reinvestment, (ii) substantially all of the Company’s available earnings, on a quarterly basis (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses, as opposed to proceeds received in connection with the disposition or repayment of an investment), (iii) all of the Company’s investment company taxable income and net capital gain for each taxable year in order to qualify for treatment as a regulated investment company under Subchapter M of the Code, and avoid the imposition of federal income taxes on the Company under Section 852(b) of the Code, for any such taxable year, and (iv) for each calendar year the Company’s ordinary income and capital gain net income realized during the periods set forth in Section 4982(b) of the Code to the extent required for the Company to avoid imposition of federal excise tax under Section 4982 of the Code for any such calendar year. Without limiting the foregoing, the Investor specifically agrees and consents that, depending on the level of taxable income and net capital gain earned in a year, the Company may choose to carry forward taxable income or net capital gain for distribution in the following year and pay the applicable U.S. federal excise tax.

(b)          [Reserved].

(c)          [Reserved].

Copy No.:

For the Exclusive Use of:

(d)          Subject to the requirements of Section of Section 852(a) of the Code and the terms of any borrowings or other financings or similar obligations, proceeds realized by the Company from the sale or repayment of any investment (as opposed to investment income) (but not in excess of the cost of any such investment), may be retained and be used by the Company for purposes of making investments or paying management fees, incentive fees or Company expenses.

6.           [Reserved].

7.           [Reserved].

8.           Representations and Warranties of the Investor. The Investor represents and warrants as follows:

(a)          This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(b)          The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(c)          The Investor understands that the Company (i) has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and (ii) has filed an election to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) for its common stock with the SEC under the Exchange Act. The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Memorandum and the 2021 Form 10-K; accordingly, Investors should rely exclusively on information contained in the Operative Documents and the Company’s other filings with the SEC in making their investment decisions.

(d)          The Investor understands that the Company’s offering and sale of the Shares are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

Copy No.:

For the Exclusive Use of:

(i)          The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(e)          The Investor may not Transfer any of its Shares unless (A) the Company provides its prior written consent, (B) the Transfer is made in accordance with applicable securities laws and (C) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix F. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.

(i)          The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (A) there is no established market for the Shares and it is likely that no public market for the Shares will develop; (B) the Shares are not currently, and the Investor has no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor acknowledges that it has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(ii)         Notwithstanding any other provisions of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, or any similar U.S. federal, state or non-U.S. law or regulation; or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.

(f)           The Investor has been furnished, or otherwise has access to, and has carefully read this Subscription Agreement, each Operative Document and the Company’s other filings with the SEC, in each case as amended, restated and/or supplemented through the date of this Subscription Agreement, a current copy of the Proxy Voting Policies and Procedures of the Adviser and, to the extent the Investor is a natural person, a current copy of the Carlyle Credit Solutions, Inc. Privacy Notice. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of Shares, including, but not limited to, the matters set forth under the caption “Risk Factors” in the Memorandum and in the 2021 Form 10-K.

Copy No.:

For the Exclusive Use of:

(g)          To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the offering of Shares or any statement made in the Memorandum or the Company’s SEC filings, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum and the Company’s SEC filings.

(h)          Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Company executed in conjunction with the Investor’s agreement to purchase Shares, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, its Adviser or any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

(i)           If the Investor is not a natural person, (A) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (B) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.

(j)           The Investor: (A)(i) is not registered or required to be registered as an “investment company” under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company like the Company.

(k)          The Investor understands that the Company is not registered as an investment company under the Investment Company Act, and it acknowledges and agrees that the Company does not intend to register as an investment company under the Investment Company Act.

(l)           Representations for Non-U.S. Persons.

Copy No.:

For the Exclusive Use of:

(i)          If the Investor is not a “United States Person,” as defined below (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (A) the administration of which may be subject to the primary supervision of a U.S. court and (B) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(ii)         The Investor will notify the Company immediately if the Investor becomes a United States Person.

(iii)        The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(iv)        Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(m)         If the Investor is or will be, or is or will be acting (directly or indirectly) on behalf of, a “Benefit Plan Investor” (defined below) which is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, or a benefit plan that is subject to any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”) (collectively, with Benefit Plan Investors, each a “Plan”): (1) the Plan has not relied on, and is not relying on, the investment advice of any the Adviser or any of its employees, representatives or affiliates with respect to the Plan’s investment in the Company and the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) (a “Fiduciary”) of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary (i) has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company, and has concluded that such investment is prudent, (ii) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, within the meaning of 29 C.F.R. § 2510.3 21(c)(1), and (iii) is responsible for exercising independent judgment in evaluating the investment in the Company; (3) the Plan’s investment in the Company and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws; and (4) the Plan Fiduciary acknowledges and agrees that (i) neither the Adviser nor any of its employees, representatives or affiliates has acted as a fiduciary with respect to the Plan, (ii) neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Company, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and (iii) the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Company. “Benefit Plan Investor” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

Copy No.:

For the Exclusive Use of:

(n)          The Investor agrees to notify the Company in writing in the event (i) the Investor either becomes or ceases to be Benefit Plan Investor or other Plan, (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity that is deemed to hold the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, within 15 business days of the receipt of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 CFR 2510.3-101(f), the Company may require any Benefit Plan Investor to transfer some or all of its common stock for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor), redeem Shares of the Benefit Plan Investors common stock or take any other action that it deems, in its sole discretion, to be appropriate. The Investor shall have no claim against the Company, the Administrator, the Manager or any of their respective affiliates for any form of damages or liability as a result of any such transfer or other action taken pursuant to the foregoing sentence.

(o)          If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(p)          [Reserved].

(q)

Copy No.:

For the Exclusive Use of:

(i)          Neither the Investor, nor any of its affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of the OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.

(ii)         The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(iii)        To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(iv)        The representations and warranties set forth in this Section 8(q) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor receives a distribution from the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 8(q) cease to be true, the Investor shall promptly so notify the Company in writing.

(v)         The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 8(q).

(r)          In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (1) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (2) employs one or more individuals on a full-time basis, (3) maintains operating records related to its banking activities, (4) is subject to inspection by the banking authority that licensed it to conduct banking activities and (5) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

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For the Exclusive Use of:

(s)          The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

(t)          The Investor acknowledges that the Company has entered into, and intends to enter into, one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.

(u)          None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP)), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(v)         The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 8 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP)), as applicable, ceases to be true at any time following the date hereof.

(w)         The Investor agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser, the Administrator or a portfolio company may be subject.

Copy No.:

For the Exclusive Use of:

(x)          The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

9.           Representations of the Company. The Company represents as follows:

(a)          The Company is empowered, authorized and qualified to enter into this Subscription Agreement and the person or persons signing this Subscription Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b)          The execution and delivery of this Subscription Agreement by the Company and the performance of its duties and obligations hereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

(c)          The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Subscription Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Subscription Agreement or the Advisory Agreement.

(d)          There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Subscription Agreement, the Advisory Agreement and the Administration Agreement.

(e)          [Reserved].

10.         [Reserved].

Copy No.:

For the Exclusive Use of:

11.         Public Pension Fund Reform Code of Conduct. If the Investor is a retirement plan established or maintained for its employees (current or former) by the Government of the United States, the government of any State or political subdivision thereof, or by any agency or instrumentality of any of the foregoing (a “Government Plan”), then:

(a)          the Company certifies to such Government Plan that, as of the date hereof, all provisions of the Public Pension Fund Reform Code of Conduct adopted by The Carlyle Group, predecessor to The Carlyle Group L.P. (“Carlyle”), on May 14, 2009 (as such Code may be amended, modified or supplemented from time to time, the “Code of Conduct”) are in full force and effect and that Carlyle, after making such inquiries as are required by the Code of Conduct, is in compliance therewith and will continue to remain in compliance with Paragraph 3 thereof throughout the term of the Company; provided that, notwithstanding the foregoing, the Government Plan acknowledges that Paragraphs 19 through 23 of the Code of Conduct are inapplicable to the Company and that conflicts of interest matters are addressed in the Memorandum, as contemplated by Paragraph 24 of the Code of Conduct;

(b)          the Government Plan acknowledges and agrees pursuant to Paragraph 15 of the Code of Conduct that confidential or sensitive information about the Government Plan may be disclosed in connection with the activities of the Company;

(c)          the Government Plan acknowledges that (i) the disclosures made by Carlyle pursuant to the Code of Conduct are made available for review on the Company’s website; (ii) such disclosures will be updated regularly and will remain available for review on such website; and (iii) a copy of the Code of Conduct is available upon request;

(d)          notwithstanding Section 18 of the Code of Conduct, neither the Company nor Carlyle nor their respective affiliates shall be subject to such Government Plan’s regulations and internal rules and policies that are not otherwise applicable to such person; and

(e)          in the event that there has been a finding by any court or governmental body of competent jurisdiction in a final judgment or an admission by Carlyle in a settlement of any lawsuit (provided, for the avoidance of doubt, that the settlement of a lawsuit shall not in and of itself be deemed an admission) that Carlyle has materially violated the Code of Conduct with respect to such Government Plan and such material violation has not been cured (to the extent curable) within 60 calendar days after such finding or admission, then such Government Plan shall be excused from its obligation to purchase additional Shares from the Company in connection with any Funding Notice, provided that, within seven calendar days after such Government Plan has received such Funding Notice, such Government Plan shall have notified the Company of its intention to exercise such excuse right.

12.         Further Advice and Assurances. All information which the Investor has provided to the Company, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Company may from time to time reasonably request to verify the accuracy of the Investor’s representations and warranties herein, establish the identity of the Investor and the direct and indirect participants in its investment in Shares, to the extent applicable, to effect any transfer and admission and/or to comply with any law, rule or regulation to which the Company may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

Copy No.:

For the Exclusive Use of:

13.         Power of Attorney.

(a)          The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i)          any and all filings required to be made by the Investor under the Exchange Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;

(ii)         all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(iii)        all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and

(iv)        all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

(b)          With respect to the Investor and the Company, the foregoing power of attorney:

(i)          is coupled with an interest and shall be irrevocable;

(ii)         may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(iii)        shall survive the assignment by the Investor of the whole or any fraction of its Shares; and

(iv)        may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

14.         Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares in the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee, and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares.

Copy No.:

For the Exclusive Use of:

15.         Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void. The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Delaware, provided that to the extent the appropriate court located in the state of Delaware determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Maryland, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

16.         Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company (including, without limitation any future information provided to the Investor as to the Company’s estimated net asset value or net asset value per share, asset levels, financial performance or other financial or operating results prior to the filing of such information with the SEC), in whole or in part, or (b) disclose the Memorandum or any other such information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 16), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

Copy No.:

For the Exclusive Use of:

17.         Notice. All notices, consents, requests, demands, offers, reports, and other communications (collectively, “Notices”) required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, or by air courier guaranteeing overnight delivery, addressed as set forth below. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile transmission or by electronic mail; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such Notice to an air courier guaranteeing overnight delivery.

If to the Company, to:

Carlyle Credit Solutions, Inc.

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Attention:                  [ ]

E-mail:                      [ ]@carlyle.com

and, if to the Investor, to the address of CDL Tender Fund 2022-1, L.P. set forth in the Investor Questionnaire. The Company or the Investor may change its address by giving notices to the other in the manner described herein.

18.         Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

19.         No Joint Liability Among the Company, the Adviser, and the Administrator. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser, and the Administrator for any obligation under or in connection with this Subscription Agreement.

20.         Independent Nature of Investors’ Obligations and Rights; Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. This Subscription Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Section 14, any rights or remedies hereunder.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:      _____, 2022

Amount:   CDL Tender Fund 2022-1, L.P. (the “Investor”) agrees to purchase from the Company’s stockholders all Shares validly tendered and not validly withdrawn prior to the expiration date of the Special Tender Offer, the details and specific terms of which shall be set forth in the Offer to Purchase, which will be furnished to the Company’s stockholders and will be annexed to the Investor’s Schedule TO to be filed with the SEC in connection with the Special Tender Offer, up to a maximum aggregate amount of $100,000,000 of Shares, at a purchase price equal to $20.13 per Share, payable in accordance with the terms set forth in the Offer to Purchase and the related letter of transmittal relating to the Special Tender Offer.

INDIVIDUAL, JOINT IN TENANCY, INDIVIDUAL IRA INVESTOR:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

CDL Tender Fund 2022-1, L.P. By: CDL Tender Fund 2022-1 GP, L.L.C.

By:
(Signature)

(Print Name and Title)

Agreed and accepted as of the _____ day of __________, 2022:

CARLYLE CREDIT SOLUTIONS, INC.

By:
Name:
Title:

INVESTOR QUESTIONNAIRE

Note: Questions regarding this questionnaire should be directed to direct.lending@Carlyle.com.

A.	General Information

1.	Print Full Name of Investor: Individual, Individual IRA, Joint in Tenancy:

	First	Middle	Last

Entity Name

Entity: To assist the Company in preparing its tax filings, please check the category into which you fall:

Partnership	☐
C-Corporation	☐
S-Corporation	☐
Estate	☐
Grantor Trust	☐
Trust-EIN (a trust with an EIN in this format: 12-3456789)	☐
Trust-SSN (a trust with an EIN in this format: 123-45-6789)	☐
IRA-EIN	☐
IRA-SSN	☐
Exempt Organization	☐
LLP	☐
LLC	☐
Nominee-EIN	☐
Nominee-SSN	☐
Other	☐

2.	U.S. Taxpayer Identification or Social Security Number:

3.	Date of Birth:

Copy No.:

For the Exclusive Use of:

4.	Primary Contact Person for This Account and for General Notices:

Name:

Address:

Telephone:

Fax:

E-mail:

5.	Contact Person(s) For This Account for Financial Information and Reporting (including quarterly and annual financial reports and capital account statements):

Name:

Address:

Telephone:

Fax:

E-mail:

6.	Contact Person(s) For This Account for Capital Call and Distribution Notices:

Name:

Address:

Telephone:

Fax:

E-mail:

7.	Contact Person For This Account for Tax Matters (including Form 1099 distribution) (please limit to one contact):

Name:

Address:

Telephone:

Fax:

E-mail:

8.	For distributions of cash, please wire funds to the following bank account:

Bank Name:

Bank Location:

Account Number:

Account Name:

Bank’s Routing No.:

For further credit to: (if any)

Reference:

SWIFT Code:

9.	For distributions in-kind, please credit securities to my brokerage account at the following firm:

Firm Name:

Address:

Account Name:

Account Number:

DTC Number:

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10.	Permanent Address of Investor (if different from address for Notices above):

B.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS, INDIVIDUAL IRAS, JOINT IN TENANCY:

☐	(A)	A natural person with individual net worth (or joint net worth with spouse or spousal equivalent) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

☐	(B)	A natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent) in excess of $200,000, or joint income with spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐	(C)	A natural person who holds at least one of the following licenses in good standing: a Series 7, Series 65 or Series 82 license.

FOR ENTITIES:

☐	(A)	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.

☐	(B)	A savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.

☐	(C)	A broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	(D)	An insurance company, as defined in Section 2(a)(13) of the Securities Act.

☐	(E)	An investment company registered under the Investment Company Act.

☐	(F)	A business development company, as defined in Section 2(a)(48) of the Investment Company Act.

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☐	(G)	A private business development company, as defined in Section 202(a)(22) of the Advisers Act.

☐	(H)	An investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state or relying on the exemption from registering with the SEC under section 203(l) or (m) of the Advisers Act.

☐	(I)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	(J)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐	(K)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	(L)	An employee benefit plan within the meaning of ERISA, if the investment decision regarding this offering was made by a plan fiduciary (as such term is defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or investment adviser duly registered under the Advisers Act.

☐	(M)	An employee benefit plan within the meaning of ERISA with total assets in excess of $5,000,000, whether or not the investment decision regarding this offering was made by a bank, insurance company or registered investment adviser.

☐	(N)	An employee benefit plan within the meaning of ERISA which is a self-directed plan with investment decisions made solely by persons described by one or more of the categories set forth in this Section B.

☐	(O)	Either (A) a corporation, (B) a Massachusetts or similar business trust, (C) a partnership, (D) a limited liability company, or (E) an organization described in Section 501(c)(3) of the Code, in any case not formed for the specific purpose of acquiring the Shares and having total assets in excess of $5,000,000.

☐	(P)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares whose purchase is directed by a person who has, alone or together with his or her purchaser representative (as defined in Regulation D under the Securities Act), such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment.

☐	(Q)	A trust pursuant to which the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole or shared investment control over the assets of the trust, and the (each) grantor is described by one or more of the categories set forth in this Section B in which case the Investor has so notified the Company in writing that it is relying on this clause (Q), and agrees to provide the Company with information requested by it respecting each grantor of the trust).

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Copy No.:

For the Exclusive Use of:

☐	(R)	A partnership, corporation or other entity (other than a trust) in which all of the equity holders are persons or entities described by one or more of the categories set forth in this Section B, in which case the Investor has so notified the Company in writing that it is relying on this clause (R), and agrees to provide the Company with information requested by it respecting the Investor’s equity holders.)[1]

☐	(S)	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Shares, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	(T)	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office defined in clause (S) above (and whose prospective investment in the Shares is directed by such family office).

☐	(U)	An entity, not formed for the specific purpose of acquiring the securities offered, which owns in excess of $5 million in “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act).

C.	Supplemental Data for Individuals, Individual IRAs, Joint in Tenancy

Please indicate whether you are investing the assets of any retirement plan, employee benefit plan or other similar agreement (such as an IRA or “Keogh” plan).

☐ Yes   ☐ No

If the above question was answered “Yes,” please indicate the type of retirement plan, employee benefit plan or other similar agreement below:

1 In reviewing equity ownership, it is permissible to look through various forms of equity ownership to natural persons.

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D.	Supplemental Data for Entities

If the Investor is not a natural person, the Investor must furnish the following supplemental data (Natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, limited liability company, etc.):

Jurisdiction of organization and location of domicile:

Beneficial Ownership:

Full Name	Full Legal Address	Designation*

* Please designate officer, director, general partner, managing director, member, trustee, settlor or beneficial owner

2.	This question is for Non-U.S. Investors only (including Investors acting for beneficial owners that are Non-U.S. persons). If the Investor is a U.S. Investor, please skip this question 2.

2.a.	Does the Investor qualify as an integral part or a controlled entity of a foreign government for purposes of Section 892 of the Code (for example, certain sovereign wealth funds)?

☐ Yes ☐ No

If “Yes,” please furnish an executed copy of form W-8EXP.

2b.	Does the Investor qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?

☐ Yes ☐ No

If “Yes,” please indicate the relevant treaty below and on an executed copy of form W 8BEN E.

Applicable Treaty:

2c.	Does the Investor qualify for a reduced rate of withholding tax on dividends under any applicable tax treaty?

☐ Yes ☐ No

If “Yes,” please indicate the relevant treaty below and on an executed copy of form W 8BEN E.

Applicable Treaty:

Copy No.:

For the Exclusive Use of:

3a.	Please indicate whether or not the Investor is or will be, or is or will be acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to as a “Plan Investor”).

☐ Yes ☐ No

3b.	If the Investor is or will be, or is or will be acting (directly or indirectly) on behalf of, such a Plan Investor, please indicate whether or not the Plan Investor is subject to Title I of ERISA or Section 4975 of the Code.

☐ Yes ☐ No

3c.	If the answer to question 3.b. above is “Yes”, please indicate the maximum percentage of the Plan Investor’s assets that may constitute the assets of “benefit plan investors” within the meaning of Section 3(42) of ERISA as modified by 29 CFR 2510.3-101(f):

Percentage

3d.	If the Investor is investing the assets of an insurance company general account, please indicate the maximum percentage of the insurance company general account’s assets that may constitute the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder:

Percentage

3e.	If the Plan Investor is not subject to Title I of ERISA or Section 4975 of the Code, please indicate whether or not such Plan Investor is subject to any other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Company to be treated as assets of the Plan Investor by virtue of its investment in the Company and thereby subject the Company and the Adviser (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

☐ Yes ☐ No

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Copy No.:

For the Exclusive Use of:

4a.	Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:

	Section 3(c)(1) thereof?	☐ Yes ☐ No
	Section 3(c)(7) thereof?	☐ Yes ☐ No

4b.	Does the amount of the Investor’s subscription for Shares in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?

☐ Yes ☐ No

4c.	If either part of question 4.a. was answered “Yes,” please indicate whether or not the Investor was formed on or before April 30, 1996.

☐ Yes ☐ No

5.	Is the Investor an “investment company” registered or required to be registered under the Investment Company Act or a “business development company,” as defined in Section 202(a)(22) of the Advisers Act?

☐ Yes ☐ No

If the box above was checked “Yes,” please contact the Company for additional information that will be required.

6.	Is the Investor a “BHC Investor”[2]?

☐ Yes ☐ No

If the box above was checked “Yes,” please contact the Company for additional information that will be required.

7.	If the Investor’s tax year ends on a date other than December 31, please indicate such date below:

8.	Is the Investor subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Company?

☐ Yes ☐ No

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

2 A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

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Copy No.:

For the Exclusive Use of:

9.	Was the Investor organized for the specific purpose of acquiring Shares?

☐ Yes ☐ No

If the above question was answered “Yes,” please contact the Company for additional information that will be required.

E.	Related Parties/Other Beneficial Parties:

1.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor or prospective investor in the Company?

☐ Yes ☐ No

If the question above was answered “Yes,” please indicate the name of such other investor in the space below:

2.	Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, and not limitation, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”)

☐ Yes ☐ No

If either question above was answered “Yes,” please contact the Company for additional information that will be required.

3.	Is the Investor, or will the undersigned be, a person or entity that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person? For purposes of this representation and agreement, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person

☐ Yes ☐ No

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Copy No.:

For the Exclusive Use of:

F.	Financing of Acquisition

1.	Please indicate whether you are borrowing or are otherwise financing your acquisition of Shares hereunder.

☐ Yes ☐ No

If the above question was answered “Yes,” please indicate the amount financed and what, if any, collateral was given to secure the financing:

[Remainder of page intentionally left blank]

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The Investor understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase and own Shares in the Company. The Investor agrees to notify the Company immediately if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor Questionnaire becomes untrue at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator and each partner or member thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

Signatures:

INDIVIDUAL, JOINT IN TENANCY, INDIVIDUAL IRA INVESTOR:

(Signature)

(Print Name)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

CDL Tender Fund 2022-1, L.P. By: CDL Tender Fund 2022-1 GP, L.L.C.

By:
(Signature)

(Print Name and Title)

APPENDIX E

[Reserved]

APPENDIX F

TRANSFER RESTRICTIONS

No Transfer of all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Company. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•	such Transfer would not violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•	such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.